Exhibit 99

Form 4 Joint Filer Information

Name: Pennsylvania Management, LLC

Title: N/A

Address: 777 West Rosedale Street, Suite 300, Fort Worth, Texas 76104

Designated Filer: Quicksilver Energy, L.P.

Issuer and Tickler Symbol: Quicksilver Resources Inc. (KWK)

Date of Event Requiring Statement: 03/31/07

Signature: PENNSYLVANIA MANAGEMENT, LLC

__/s/ Anne Darden Self___________________

By: Anne Darden Self, Vice President